Exhbit 99.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Mr. Jayesh Shah signing singly, the undersigned’s true and lawful attorney in fact and agent, with full power of substitution, and re-substitution for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

(1)

execute for and on behalf of the undersigned, in the undersigned’s respective capacities as officers, directors or shareholders of Caraco Pharmaceutical Laboratories, Ltd. (the “Company”), Forms 3, 4, 5 and ID and all other forms that may be required to be filed by the undersigned from time to time under Section 16(a), and Schedule 13D and all amendments thereto under Section 13, of the Securities Exchange Act of 1934 and the rules promulgated there under;

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such forms, schedules and/or any amendments to such schedules and forms and timely file such schedules, forms or any amendments with the United states Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney in fact pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney in fact may approve in the attorney in fact’s discretion.

The undersigned hereby grants to the attorney in fact full power and authority to do and perform each and every act and thing requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do in person, with full power of substitution or revocation, hereby ratifying and confirming all that the said attorney in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming nor is the Company assuming, any of the undersigned’s responsibilities to comply with Sections 13 or 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and ID or any other forms under Section 16(a) or Schedule 13D and any amendments thereto of the Securities Exchange Act of 1934, or it is revoked by the undersigned in a signed writing delivered to the attorney in fact or will remain in full force and effect upto 31st March 2009, whichever is earlier.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of March, 2006.

By: /s/ Dilip S. Shanghvi

Name: Dilip S. Shanghvi

Sun Pharmaceutical Industries Limited

By: /s/ Dilip S. Shanghvi

Name: Dilip S. Shanghvi

Its: The Chairman & Managing Director

Sun Pharma Global, Inc.

By: /s/ Dilip S. Shanghvi

Name: Dilip S. Shanghvi

Its: Director